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                                  EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of ValueClick, Inc. on Form S-8 of our report dated February 22, 2001 relating to the consolidated financial statements of ValueClick, Inc., which appears in ValueClick, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 22, 2001 relating to the financial statement schedule, which appears in such Form 10-K.


PricewaterhouseCoopers LLP


Woodland Hills, California
May 18, 2001